 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-290231
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 22, 2025)
25,000,000 Shares of Common Stock
We are offering 25,000,000 shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement at a purchase price equal to $0.80 per share. Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “HUMA.” On March 18, 2026, the last reported sale price per share of our common stock was $1.06 per share.
We are a “smaller reporting company” under applicable Securities and Exchange Commission (“SEC”) rules and, as such, have elected to comply with certain reduced public company disclosure requirements in this prospectus supplement and future filings. See the section entitled “Prospectus Supplement Summary —  Implications of Being a Smaller Reporting Company.”
Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks and uncertainties described under the caption “Risk Factors” beginning on page S-11 of this prospectus supplement and the documents that are incorporated by reference into this prospectus supplement.
We have engaged Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering to use its “reasonable best efforts” to place the securities offered by this prospectus supplement.
	Per Share	Total
Offering price	$0.80	$20,000,000.00
Placement Agent fees(1)	$0.048	$1,200,000.00
Proceeds, before expenses, to us	$0.752	$18,800,000.00

(1)
We have agreed to reimburse the Placement Agent for certain expenses. See the section entitled “Plan of Distribution” for a description of the compensation payable to the Placement Agent.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
Delivery of the shares being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to occur on or about March 20, 2026.

Sole Placement Agent
Titan Partners
a division of American Capital Partners
The date of this prospectus supplement is March 19, 2026

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is composed of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock, including the price, the number of shares of our common stock being offered, the risks of investing in this offering of our common stock and certain other matters relating to us and our financial condition. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part of this document is the accompanying prospectus, dated September 22, 2025, which is included as part of our shelf registration statement on Form S-3 (File No. 333-290231). That registration statement and the accompanying prospectus provide more general information about securities that we may offer from time to time, some of which may not apply to this offering. It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock. See the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” for additional information.
This prospectus supplement describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents previously filed with the SEC that are incorporated by reference herein, the information in this prospectus supplement will supersede such information.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “we,” “our,” “us,” “our company” and “the Company” refer to Humacyte, Inc. and its consolidated subsidiaries.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We report our financial results in accordance with United States (“U.S.”) generally accepted accounting principles. All financial data in this prospectus supplement for the year ended December 31, 2025 is preliminary, as financial close procedures for the year ended December 31, 2025 are not yet complete. These estimates are not a comprehensive statement of our financial position for the year ended December 31, 2025 and are based on information available as of the date of this prospectus supplement. The actual amounts that we report will be subject to our financial closing procedures and any final adjustments that may be made prior to the time our financial results for the year ended December 31, 2025 are finalized and filed with the SEC.
The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled, or applied agreed upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.
Neither we nor the Placement Agent have authorized anyone to provide you with information that is different from or in addition to that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus prepared by us or on our behalf. Neither we nor the Placement Agent take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give. We are not making an offer to sell or soliciting an offer to buy our securities under any circumstances where the offer or solicitation is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective date of each of those documents, or that any information in documents that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of shares of our common stock hereunder. Our business, financial condition, results of operations and prospects may have changed since those dates.
Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. All forward-looking statements, expressed or implied, included herewith are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The inclusion of forward-looking information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Factors that may affect our results are disclosed in “Risk Factors” beginning on page S-11 of this prospectus supplement, and in the documents incorporated by reference herein and in the accompanying prospectus. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed include, but are not limited to, the following:
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our plans and ability to commercialize Symvess® (acellular tissue engineered vessel-tyod or “ATEV”) and, if approved by regulatory authorities, our product candidates, successfully and on our anticipated timelines;

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the degree of market acceptance of and the availability of third-party coverage and reimbursement for Symvess and, if approved by regulatory authorities, our product candidates;

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our ability to manufacture Symvess and, if approved by regulatory authorities, our product candidates in sufficient quantities to satisfy our clinical trial and commercial needs;

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the expected size of the target populations for Symvess and, if approved by regulatory authorities, our product candidates;

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the anticipated benefits of our ATEVs relative to existing alternatives;

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our assessment of the competitive landscape;

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our plans and ability to execute product development, process development and preclinical development efforts successfully and on our anticipated timelines;

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our plans, anticipated timeline and ability to file applications for, and obtain marketing approvals from the United States (“U.S.”) Food and Drug Administration (“FDA”) and other regulatory authorities, including the European Medicines Agency and Israel, for our ATEVs and product candidates;

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our ability to design, initiate and successfully complete clinical trials and other studies for our product candidates and our plans and expectations regarding our ongoing or planned clinical trials, including for our V007 and V012 Phase 3 clinical trials;

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our ability to execute and achieve the expected benefits of our cost-saving measures and whether our efforts will result in further actions or additional asset impairment charges that adversely affect our business;

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the outcome of our ongoing discussions with the FDA concerning the design of our clinical trials;

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our anticipated growth rate and market opportunities;

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our ability to use our proprietary scientific technology platform to build a pipeline of additional product candidates;

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the characteristics and performance of our ATEVs and the public perception thereof;

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our expectations regarding our strategic partnership with Fresenius Medical Care Holdings, Inc. to sell, market and distribute our 6 millimeter ATEV for certain specified indications and in specified markets, if approved by regulatory authorities;

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the performance of other third parties on which we rely, including our third-party manufacturers, our licensors, our suppliers and the organizations conducting our clinical trials;

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our ability to obtain and maintain intellectual property protection for our product candidates as well as our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others;

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our ability to maintain the confidentiality of our trade secrets, particularly with respect to our manufacturing process;

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our compliance with applicable laws and regulatory requirements, including FDA regulations, healthcare laws and regulations, and anti-corruption laws;

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our involvement in existing or potential claims and legal and administrative proceedings, and the merits, potential outcomes and effects of both existing and potential claims and legal and administrative proceedings, as well as regulatory determinations, on our business, prospects, financial condition and results of operations;

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our ability to attract, retain and motivate qualified personnel and to manage our growth effectively;

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our estimates regarding our unit sales of Symvess and related revenue and how long our existing cash and cash equivalents will be sufficient to fund our anticipated operating expenses, capital expenditures and debt service obligations;

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our future financial performance and capital requirements, including our ability to raise additional capital in the future;

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our ability to implement and maintain effective internal controls;

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the potential liquidity and trading of our securities;

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the impact of the overall global economy and increasing interest rates and inflation on our business; and

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the anticipated use of proceeds from this offering.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.
These forward-looking statements are only predictions based on our current expectations and projections about future events and are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Moreover, we operate in a competitive industry, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.
The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the date of the respective document. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We do not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in expectations, except as required by law.
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that the actual future results, levels of activity, performance, events and circumstances of Humacyte may be materially different from what is expected.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, which are described under “Incorporation of Certain Documents by Reference.” Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-11 of this prospectus supplement, and in the documents incorporated by reference herein and in the accompanying prospectus, including the financial statements and the accompanying notes contained in such documents.
Company Overview
We are a commercial-stage biotechnology platform company developing universally implantable, bioengineered human tissues at commercial scale, and in the first quarter of 2025 we commenced the United States commercial launch of Symvess, our first FDA-approved product. We are pioneering the development and manufacture of off-the-shelf, universally implantable, bioengineered human tissues, advanced tissue constructs and organ systems with the goal of improving the lives of patients and transforming the practice of medicine. We believe our regenerative medicine technology has the potential to overcome limitations in existing standards of care and address the lack of significant innovation in products that support tissue repair, reconstruction and replacement. We are leveraging our novel, scalable technology platform to develop proprietary, bioengineered, acellular human tissues for use in the treatment of diseases and conditions across a range of anatomic locations in multiple therapeutic areas.
Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus supplement. See the sections entitled “Where You Can Find More Information” and “Incorporation by Reference.”
Corporate Information
Our common stock is traded on Nasdaq under the symbol “HUMA.” The mailing address of our principal executive office is 2525 East North Carolina Highway 54, Durham, North Carolina 27713, and our telephone number is (919) 313-9633. Our website address is http://www.humacyte.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus supplement. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC.
Cash Runway Statement and our Ability to Continue as a Going Concern
Based on our current plans and excluding any contribution from external financing (including the proceeds from the Securities offered under this prospectus supplement), we believe that our available cash and cash equivalents on hand and existing capacity under our Common Stock Purchase Agreement, dated as of September 24, 2024, with Lincoln Park Capital Fund, LLC (the “Common Stock Purchase Agreement”) will be sufficient to fund our operations into the first quarter of 2027.
In accordance with Accounting Standards Update 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), we are required to evaluate whether there are conditions and events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern from the issuance date, or reissuance, of our financial statements. Because our funds currently on hand and existing capacity under our Common Stock Purchase Agreement will not be sufficient to fund our operations, as currently planned, for more than one year beyond the filing date of this prospectus supplement, we have determined that there is substantial doubt regarding our ability to continue as a going concern. If we do not raise sufficient funds through one or more offerings under this prospectus or through other means, then in connection with the future filing of our Annual Report on Form 10-K for the year ending December 31, 2025 (the “2025 Form 10-K”), we expect that we will disclose in such filing that we will not have sufficient liquidity to fund our operations for more than one year beyond the filing date of the 2025 Form 10-K. The future viability of the Company is dependent on its ability to generate cash flows from the sale of Symvess and raise additional capital to finance its operations. We plan to seek additional funding through private or public equity financings, debt financings, debt refinancings or restructurings, collaborations, strategic alliances, and marketing, distribution or licensing arrangements. Adequate capital may not be available to the Company when needed or on acceptable terms. If we are unable to raise capital, we could be forced to delay, reduce, suspend or cease certain of our planned research and development programs or any future commercialization efforts, which would have a negative impact on our business, prospects, operating results and financial condition.
Preliminary Financial Information for the Year Ended December 31, 2025
We have not finalized our financial statements as of and for the year ended December 31, 2025. Based on our current estimates, we expect to report that we had approximately $50.9 million in cash, cash equivalents and restricted cash as of December 31, 2025. Based on our current estimates, we expect to further report that we received approximately $2.0 million in total revenue, including $1.4 million in product revenue, for the year ended December 31, 2025. Based on our current estimates, we expect to report 61 unit sales of Symvess for the year ended December 31, 2025. The actual amounts that we report will be subject to our financial closing procedures and any final adjustments that may be made prior to the time our financial results for the year ended December 31, 2025 are finalized and filed with the SEC. The preliminary financial information included herein has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled, or applied agreed-upon procedures with respect to the preliminary financial information and, accordingly, does not express an opinion or any other form of assurance with respect thereto. These estimates should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates. We assume no duty to update these preliminary estimates except as required by law.
Purchase Rights
On December 15, 2025, we and Humacyte Global, Inc., our wholly-owned subsidiary, entered into a loan and security agreement (the “Loan Agreement”) with Avenue Venture Opportunities Fund II, L.P., as administrative agent and collateral agent for the lenders and as lender (“Avenue”), which provides for a senior secured term loan facility in aggregate principal amount of up to $77,500,000 that matures on December 1, 2029. Pursuant to the Loan Agreement, we are required to offer to Avenue (or any affiliate designated by Avenue) (the “Designated Holder”) the right, in its discretion, to participate in any offering of our common stock, convertible preferred stock or other equity securities (or instruments exercisable for or convertible into such securities) that is broadly marketed or offered to multiple investors (a “Qualified Financing”), provided that if we conduct any public offering of stock, we are required to use our commercially reasonable efforts to provide the Designated Holder or its assignees or nominees the opportunity to invest in such offering if it is lawful to do so (or if the Qualified Financing is an underwritten public offering pursuant to a registration statement under the Securities Act, use commercially reasonable efforts to cause the underwriter in such offering to offer the Designated Holder an allocation of securities in such offering). The Designated Holder has the right to purchase our equity securities on the same terms, conditions and pricing as the third-party investors, up to a maximum aggregate investment amount of $1.0 million. To date, Avenue has not exercised its right under the Loan Agreement to purchase our equity securities. No later than the date on which potential third-party investors are notified of a Qualified Financing, we must provide Avenue written notice of any such opportunity to purchase our equity securities.
Commercial and Regulatory Updates
On March 4, 2026, we received a minimum purchase commitment of approximately $1.48 million of Symvess to enable the education of surgeons, and the evaluation of Symvess by hospitals, in the Kingdom of Saudi Arabia (the “KSA”). The evaluation of Symvess is planned to be conducted in parallel with ongoing negotiations with a KSA-based entity for establishment of a joint venture and license to commercialize Symvess within the country. We have agreed to not engage in negotiation of commercialization rights within the KSA with any other party through July 2, 2026. Although the purchase commitment described above is binding, the establishment of a joint venture and license and the finalization of definitive terms are subject to further negotiation between the parties as well as the execution of definitive agreements between the KSA-based entity and us.
On March 16, 2026, we filed a Marketing Authorization Application (“MAA”) with the Ministry of Health of the State of Israel for approval of Symvess for the vascular trauma indication. In response to requests from surgeons, we are also pursuing methods of making Symvess available on a hospital-by-hospital basis in advance of any future MAA approval in Israel.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million measured on the last business day of our most recently completed second fiscal quarter, and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING
Issuer
Humacyte, Inc.
Common stock to be offered by us
25,000,000 shares.
Common stock to be outstanding after this offering
183,835,303 shares.
Use of Proceeds
We estimate that the net proceeds we will receive from this offering will be approximately $18,400,000, after deducting the Placement Agent’s fees and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to fund the commercialization of Symvess in the vascular trauma indication, the planned filing of a Biologics License Application (“BLA”) supplement in a hemodialysis indication and related activities, including the upcoming read-out of Phase 3 results, the development of the product candidates in our pipeline and for working capital and general corporate purposes. See “Use of Proceeds” on page S-20 of this prospectus supplement.
Risk Factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement and other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq Global Select Market symbol
HUMA
The number of shares of common stock that will be outstanding after this offering is based on 158,835,303 shares of common stock outstanding as of September 30, 2025, and excludes the following:
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16,537,950 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2025, at a weighted-average exercise price of $4.71 per share, under our 2015 Omnibus Incentive Plan (the “2015 Plan”) and our 2021 Long-Term Incentive Plan (the “2021 Plan”), of which 6,677,814 options were vested as of September 30, 2025;

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5,588,506 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2025, at a weighted-average exercise price of $11.41 per share;

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2,840,910 shares of common stock issuable to an investor upon the exercise of warrants outstanding as of September 30, 2025, at an exercise price of $5.28 per share;

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1,404,494 shares of common stock issuable to an investor upon the exercise of warrants outstanding as of September 30, 2025, at an exercise price of $5.34 per share;

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8,037,751 shares of common stock reserved for future issuance as of September 30, 2025, under the 2015 Plan and the 2021 Plan;

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12,000,000 shares of common stock issuable as of September 30, 2025, pursuant to our common stock purchase agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”); and

•
15,000,000 shares of our common stock issuable as contingent consideration upon the occurrence of certain triggering events in connection with our August 2021 merger with Alpha Healthcare Acquisition Corp.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of the outstanding stock options or warrants described above after September 30, 2025.

In addition, the number of shares of common stock outstanding after the offering also excludes: (i) 28,436,018 shares of common stock issued to investors on October 8, 2025; (ii) up to 28,436,018 shares of common stock issuable to investors upon the exercise of warrants issued on October 8, 2025 at an exercise price of $2.11 per share; (iii) 1,800,000 shares of common stock issuable as of December 31, 2025, pursuant to our Loan Agreement with Avenue; (iv) up to 3,935,546 shares of common stock issuable to Avenue upon the exercise of a warrant issued to Avenue on December 15, 2025 at an exercise price equal to the lower of $1.28 and the lowest effective sale price per share paid in cash by third party investors to the Company for its common stock in any bona fide offering of common stock (or instruments exercisable for, or convertible into, shares of common stock) consummated at any time until (but excluding) March 31, 2026 (the “Avenue Warrant Price”); (v) 5,725,190 shares of our common stock that were issued to TPC Investments III LP and TPC Investments Solutions LP on December 15, 2025 (the “Purchasers”) in connection with the termination of our prior Revenue Interest Purchase Agreement, dated as of May 12, 2023, by and among the Company, the Purchasers, both affiliates of Oberland Capital Management LLC, and another affiliate of Oberland Capital Management LLC, as agent for the Purchasers; and (vi) 4,000,000 additional shares of common stock reserved for future issuance under the 2021 Plan as of January 1, 2026.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks described below and those discussed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference herein and therein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment in our common stock.
Risks Related to This Offering
Management will have broad discretion over the use of the proceeds from this offering, and may not use the proceeds effectively.
Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Pending use, we may invest any net proceeds from this offering in a manner that does not produce income or loses value. Please see the section entitled “Use of Proceeds” on page S-20 of this prospectus supplement for further information. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.
As an investor participating in this offering, you will experience immediate substantial dilution in the net tangible book value per share of the common stock you purchase.
The price per share of our common stock being offered is substantially higher than the net tangible book deficit per share of our common stock outstanding prior to this offering. As a result, investors purchasing common stock in this offering will experience dilution to the extent of the difference between the public offering price per share and the net tangible book value (deficit) per share of our common stock. After giving effect to the sale of 25,000,000 shares of our common stock in this offering at the public offering price of $0.80 per share and based on our net tangible book deficit as of September 30, 2025 of $(0.03) per share, if you purchase shares of common stock in this offering you will suffer substantial and immediate dilution of $0.73 per share in the net tangible book value of the common stock. The future exercise of outstanding options and warrants and the vesting of outstanding restricted stock units will result in further dilution of your investment. Additionally, we are party to (i) the Loan Agreement, pursuant to which we may issue up to 1,800,000 shares of our common stock to Avenue and (ii) the Purchase Agreement with Lincoln Park, pursuant to which we have sold and may continue to sell shares of common stock to Lincoln Park for gross proceeds of up to $50 million from time to time through an equity line of credit. To the extent we sell additional shares of our common stock under the Purchase Agreement, you could experience further dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.
You may experience future dilution as a result of future equity offerings, future transactions for which we issue our common stock or other securities as consideration, or upon exercise or conversion of certain of our outstanding securities.
To raise additional capital, we may in the future offer or issue as consideration in transactions, including, but not limited to, debt financings or similar arrangements, additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. In addition, we have outstanding certain securities convertible into or exchangeable for our common stock which, if exercised or converted by the applicable holders, may dilute your ownership interest in our common stock.
We have concluded that substantial doubt is deemed to exist concerning our ability to continue as a going concern.
As discussed in the section entitled “Prospectus Supplement Summary — Cash Runway Statement and our Ability to Continue as a Going Concern,” substantial doubt is deemed to exist about our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our ability to continue as a going concern will require us to generate positive cash flow from operations, obtain additional financing, enter into strategic alliances, or sell assets.
Operational Risks
We have incurred significant losses to date and we expect to continue to incur losses for the foreseeable future and may never be profitable.
Since its inception in 2004, we have incurred operating losses and negative cash flows from operations in each year. Our operating losses were $77.3 million and $86.3 million for the nine months ended September 30, 2025 and 2024, respectively. As of September 30, 2025 and December 31, 2024, we had an accumulated deficit of $702.0 million and $686.0 million, respectively. Although we are a commercial-stage biotechnology platform company, we have a single product approved for commercial sale and a limited operating history as a commercial-stage company upon which you can evaluate our business and prospects. We have historically financed our operations primarily through the sale of equity securities and convertible debt, proceeds from our going public transaction, borrowings under loan facilities, including the Loan Agreement, the Purchase Agreement and, to a lesser extent, through grants from governmental agencies. We have devoted substantially all of our financial resources and efforts to sales, marketing, research and development, including preclinical studies and clinical trials and development of manufacturing technology, and we anticipate that our expenses will continue to increase over the next several years as we continue these activities.
To become and remain profitable, we must succeed in commercializing Symvess, obtaining marketing approval for Symvess outside of the United States, obtaining marketing approval for our product candidates, and in developing and commercializing additional product candidates that generate significant revenue. We may never succeed in these activities and, even if we do, may never generate revenue that is sufficient to achieve profitability.
Even if we do achieve profitability, we may not be able to sustain or increase profitability. Our failure to become and remain profitable would depress the value of our company and could impair our ability to maintain our research and development efforts, expand our business, diversify our product offerings or even continue our operations. A decline in our value could also cause you to lose all or part of your investment in our securities.
We may be subject to enforcement action, civil liability, regulatory investigation and penalties if we engage in the off-label promotion of Symvess.
Our promotional materials and training methods must comply with FDA and other applicable laws and regulations, including the prohibition of the promotion of off-label use. In a significant number of cases, physicians have used, and may in the future continue to use, Symvess off-label, as the FDA does not restrict or regulate a physician’s choice of treatment within the practice of medicine. However, if the FDA determines that our promotional efforts constitute promotion of an off-label use, it could request that we modify our training or promotional efforts or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil penalties and criminal fines. It is also possible that other federal, state or foreign enforcement authorities, such as the Department of Justice or the Department of Health and Human Services, might take action if they consider our promotional or training materials to constitute promotion of an unapproved off-label use, which could result in significant criminal and/or civil sanctions under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, our reputation could be damaged and adoption of Symvess would be impaired. Although our policy is to refrain from statements that could be considered off-label promotion of Symvess, the FDA or another regulatory agency could disagree and allege that we have engaged in off-label promotion. In addition, the off-label use of Symvess may increase the risk of injury to patients, and, in turn, the risk of product liability claims. Claims under federal false claims laws and product liability claims are expensive to defend and could divert our management’s attention, result in substantial damage awards against us and harm our reputation.
If our clinical trials are delayed, do not produce favorable results, or otherwise fail to demonstrate safety and efficacy to the satisfaction of the FDA or similar regulatory authorities outside the United States, we may incur significant additional costs or experience significant delays in completing, or ultimately be unable to complete, the development, approval, and commercialization of our product candidates. If we experience significant delays or significant additional costs, our business will be materially harmed.
Before obtaining marketing approval for any of our product candidates, and before gaining approval for additional indications for our approved Symvess product, we must conduct extensive clinical trials to demonstrate the safety and efficacy of our product candidates in humans. Clinical testing is expensive and time-consuming, and its outcomes are uncertain.
A number of factors may impact the timing of our preclinical and clinical programs and the development and commercialization of our product candidates. These include factors such as inability to recruit sufficient numbers of patients, delays in obtaining Institutional Review Board approval for planned trials, or disagreements with regulatory agencies on clinical trial design and/or imposition of clinical holds. For instance, our proposed coronary artery bypass grafting (“CABG”) clinical trial currently is on a clinical hold until we can provide batch testing data to the FDA for our smaller diameter ATEV. We cannot guarantee that any clinical trials will be conducted as planned or completed on schedule, if at all, or that they will be successful. Any inability to successfully complete development of our product candidates would likely result in significant additional costs to us, create delays in filing a BLA for regulatory approval of our product candidates and impair our ability to generate revenue.
We believe the novelty of our research and development efforts, which are focused on the development of bioengineered human, acellular, tissue-based vessels for use across a wide spectrum of applications in vascular surgery, augments this uncertainty. The scientific discoveries that form the basis for our efforts to develop our product candidates are relatively new, and the scientific evidence to support the feasibility of developing product candidates based on these discoveries is limited. At this time, Symvess has been approved in the United States in an initial indication, and none of our other product candidates have been approved in the United States, Europe, Israel, or in any other jurisdiction. The clinical trial requirements of the FDA and other regulatory agencies and the criteria these regulators use to determine the safety and efficacy of a product candidate vary substantially according to the type, complexity, novelty and intended use and market of the potential product. In addition, because of the nature of the ATEVs, many of our clinical trials are “open label,” meaning that both the patient and the investigator know whether the patient is receiving the investigational product candidate. These studies often require the use of historical control arms consisting of patients previously treated with alternative therapies in the normal course of medical care. Use of open label study designs further complicates the clinical development process. Because of these and other factors, we may experience substantial difficulties in agreeing with FDA and other regulatory authorities on clinical trial design.
If our studies are not successful, we will be delayed in obtaining marketing approval or may not receive marketing approval at all. For example, our V006 Phase 3 clinical trial in arteriovenous (“AV”) access for hemodialysis did not meet its primary endpoint, which has delayed development of the ATEV for the hemodialysis access indication. If we fail to achieve the primary endpoint of our other ongoing or future clinical trials, or if safety issues arise, or the results from our clinical trials are otherwise inadequate to support regulatory approval of our product candidates, we may incur significant additional costs or experience significant delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

Even if our clinical trials achieve their primary endpoints, the FDA may still determine that such trials do not adequately establish the safety and effectiveness of our products. Data obtained from preclinical and clinical studies are subject to varying interpretations, which may delay, limit, or prevent marketing approval. In such a circumstance, the FDA may require that we design and conduct new, additional clinical trials to demonstrate safety and effectiveness, or may determine not to approve our products at all.
Additionally, even though we received FDA approval for Symvess in certain types of trauma, we may face a number of difficulties if the results of our clinical trials for additional Symvess indications or for our product candidates are unfavorable, inconclusive, or only modestly favorable or if there are safety concerns, such as adverse events or serious adverse events, which could include clotting, mechanical failure, immunological rejection or infection, that could outweigh potential benefits associated with such product candidates. This could result in:
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obtaining approval for indications or patient populations that are not as broad as intended or desired;

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obtaining approval with, or later becoming subject to, labelling that includes significant use or distribution restrictions or significant safety warnings;

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being subject to a Risk Evaluation and Mitigation Strategy or equivalent requirement from a comparable foreign regulatory agency, to ensure that the benefits of a biological product outweigh its risks or to change the way the product is used;

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being required to perform additional clinical trials to support approval or comparability or being subject to additional post-marketing testing requirements;

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having regulatory authorities withdraw their approval of the product;

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being sued; or

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suffering damage to our reputation.

Any of these events could cause us to incur significant additional costs, significant delays and prevent us from achieving or maintaining market acceptance of or commercializing one or more of our product candidates.
We expect to need to raise additional funding, which may not be available on acceptable terms, or at all, and any failure to obtain capital when needed may force us to delay, limit or terminate our product development or commercialization efforts.
We expect to incur significant expenses in connection with our ongoing activities as we seek to (i) continue to commercialize Symvess and seek marketing approval for Symvess in additional indications and for our product candidates in the United States and to obtain marketing approval for our 6 millimeter ATEV outside of the United States, (ii) continue clinical development of our 6 millimeter ATEV for use in hemodialysis AV access and submit a BLA for FDA approval of an indication in hemodialysis AV access, (iii) advance our pipeline in major markets, including peripheral artery disease Phase 3 trials and continue preclinical development and advance to planned clinical studies in CABG and pancreatic islet cell transplantation to treat Type 1 diabetes (our BioVascular PancreasTM), and (iv) scale out our manufacturing facility as required to satisfy market demand. We will need additional funding in connection with these activities.
Our future funding requirements, both short-term and long-term, will depend on many factors, including:
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the cost and timing of our sales and future commercialization activities, including product manufacturing, marketing and distribution for Symvess in the United States, and any other product candidate for which we receive marketing approval in the future;

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the amount and timing of revenues that we receive from commercial sales of Symvess and any product candidates for which we receive marketing approval;

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the progress and results of our clinical trials and interpretation of those results by the FDA and other regulatory authorities;

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the cost, timing and outcome of regulatory review of our product candidates, particularly for marketing approval of Symvess outside of the United States and of our product candidates in the United States;

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the scope, progress, results and costs of preclinical development, laboratory testing and clinical trials for our additional product candidates;

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the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending any intellectual property-related claims; and

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the costs of operating as a public company, including hiring additional personnel as well as increased director and officer insurance premiums, audit and legal fees, and expenses for compliance with public company reporting requirements under the Exchange Act and rules implemented by the SEC and Nasdaq.

Adequate capital may not be available to us when needed or on acceptable terms. If we are unable to raise capital, we could be forced to delay, reduce, suspend or cease our research and development programs or any future commercialization efforts, which would have a negative impact on our business, prospects, operating results and financial condition. As of September 30, 2025 and December 31, 2024, we had cash and cash equivalents of $19.5 million and $44.9 million, respectively.
Pursuant to the terms of the Loan Agreement, we may be limited in our ability to incur future debt.
Pursuant to the terms of the Loan Agreement, we are, among other things, limited in our ability to incur additional indebtedness without the prior written consent of the Loan Agent, which would constitute an event of default under the Loan Agreement. Upon the occurrence and continuation of such an event of default, the Loan Agent is entitled, without notice or demand, to declare all obligations under the Loan Agreement immediately due and payable. If an event of default under the Loan Agreement should occur, we could be required to immediately repay any outstanding indebtedness. If we are unable to repay such debt, the lenders would be able to foreclose on the secured collateral and take other remedies permitted under the Loan Agreement. Even if we are able to repay any indebtedness on an event of default, the repayment of these sums may significantly reduce our working capital and impair our ability to operate as planned.
We cannot assure you that our business will generate sufficient cash flow from operations, that we will be able to incur future debt on favorable terms or at all, or that future financing will be available to us in amounts sufficient to fund our operations.
We may not successfully execute or achieve the expected benefits of cost-saving measures that we have taken or may take in the future, and our efforts may result in further actions or additional asset impairment charges and adversely affect our business.
We have taken several cost reduction actions to reduce our workforce, cease recruitment of additional planned new hires, and reduce other operating expenses. We undertook these cost reductions to improve our cash runway and to better align our organizational structure with our top business objectives. From time to time, we also take actions intended to address the short-term health of our business as well as our long-term objectives based on our current estimates, assumptions and forecasts. These measures are subject to known and unknown risks and uncertainties, including whether we have targeted the appropriate areas for our cost-saving efforts and at the appropriate scale, and whether, if required in the future, we will be able to appropriately target any additional areas for our cost-saving efforts. As such, the actions we are taking in connection with our current cost saving measures and that we may decide to take in the future may not be successful in yielding our intended results and may not appropriately address either or both of the short-term and long-term strategy for our business. Implementation of our current and any other cost-saving initiatives may be costly and disruptive to our business, the expected costs and charges may be greater than we have forecasted, and the estimated cost savings may be lower than we have forecasted. Certain aspects of the cost saving measures, such as severance costs in connection with reducing our headcount, could negatively impact our cash flows. In addition, our initiatives could result in personnel attrition beyond our planned reduction in headcount or reduced employee morale, which could in turn adversely impact productivity, including through a loss of continuity, loss of accumulated knowledge or inefficiency during transitional periods, or our ability to attract highly skilled employees. Unfavorable publicity about us or any of our strategic initiatives could result in reputation harm and could diminish confidence in, and the use of, our ATEVs.
Even if we seek “rolling review” or priority review, the review time for BLAs for our product candidates may be longer and more expensive than for other products because of the novelty and complexity of our product candidates, which would delay our ability to begin commercialization and earn product revenues.
The marketing approval process for novel product candidates such as ours may take longer to complete and be more expensive than the process for other, better known or extensively studied pharmaceutical or other product candidates. For example, on December 12, 2023, we submitted our BLA for the ATEV in urgent arterial repair following extremity vascular trauma when synthetic graft is not indicated and autologous vein use is not feasible. We submitted our BLA using a “rolling review,” which means we may submit completed modules of a BLA rather than waiting until every module of the BLA is completed before submitting the full BLA for FDA review. Such “rolling review” is common for indications that are part of one of FDA’s expedited programs, such as our 6 millimeter ATEV, which has received Fast Track and Regenerative Medicine Advanced Therapy (“RMAT”) designations for AV access in hemodialysis, and RMAT designation for urgent arterial repair following extremity vascular trauma. In February 2024, the FDA accepted our BLA in the vascular trauma indication and granted priority review of that BLA. Under priority review, the FDA’s goal is to review an application within six months of the 60-day filing date, compared to ten months for a standard review. Even though we utilized a “rolling review” and we had received priority review for that BLA, we still did not receive approval of our initial Symvess BLA until December 2024. Thus, even if we are permitted to submit supplemental or additional BLAs under rolling review in the future, and even if those applications receive priority review, we cannot guarantee that those applications will be reviewed and approved on an expedited basis, if at all. The FDA could require us to submit major amendments to a BLA, which could lead to a longer review time. The FDA could also decide to consult an advisory committee as part of our BLA review process, which often leads to a longer review time. We are not permitted to commercialize our product candidates in the United States until they have been approved by the FDA, and if we experience a lengthier review period than expected, our ability to generate product revenues would be materially harmed.
Healthcare reform measures could hinder or prevent commercial success of Symvess or our product candidates.
Our industry is highly regulated, and changes in or revisions to laws, regulations, or other policies that make gaining coverage of and adequate reimbursement for Symvess or our product candidates more difficult or subject to different criteria and standards may adversely impact our business, prospects, operating results and financial condition. In the United States, there have been and we expect there will continue to be a number of legislative, regulatory and other changes to the healthcare system to contain or reduce healthcare costs that may adversely affect our ability to set a price we believe is fair for Symvess or our product candidates, our ability to generate revenues and achieve or maintain profitability, and the availability of capital.
Federal and state lawmakers regularly propose and, at times, enact legislation that would result in significant changes to the healthcare system, some of which are intended to contain or reduce the costs of medical products and services. At the federal level, the Inflation Reduction Act of 2022 (the “IRA”):
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Requires manufacturers to pay rebates for a Medicare Part B or Part D drug if the price increases for the drug exceed the rate of inflation.

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Eliminates the “donut hole” under Medicare Part D beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost and requiring manufacturers to subsidize 10% of Part D enrollees’ prescription costs for brand drugs below the out-of-pocket maximum and 20% once the out-of-pocket maximum has been reached.

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Delays the rebate rule that would require pass through of pharmacy benefit manager rebates to beneficiaries.

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Directs the Centers for Medicare & Medicaid Services (“CMS”) to engage in price-capped negotiation for certain Medicare Part B and Part D drugs and biologics. Specifically, the IRA’s Price Negotiation

Program applies to high-expenditure single-source drugs and biologics that have been approved for at least 7 or 11 years, respectively, among other negotiation selection criteria, beginning with ten high-cost Part D drugs starting in 2026, to be followed by 15 Part D drugs in 2027, 15 Part B or Part D drugs in 2028, and 20 Part B or Part D drugs in 2029 and beyond. The negotiated prices will be capped at a statutorily determined ceiling price. There are statutory exemptions from the IRA’s Price Negotiation Program, including for certain orphan products. The IRA’s Price Negotiation Program is currently the subject of legal challenges, but implementation and effectuation of the Program is ongoing.
Manufacturers that fail to comply with the IRA may be subject to various penalties, including civil monetary penalties or a potential excise tax. The IRA permits the Secretary of Health and Human Services to implement many of the IRA’s provisions through guidance, as opposed to regulation, for the initial years. The IRA is having significant effects on the pharmaceutical industry and may reduce the prices pharmaceutical manufacturers can charge and the reimbursement pharmaceutical manufacturers can receive for approved products, among other effects.
Lowering prescription drug prices was a stated priority of the Biden administration and resulted in additional drug pricing policies. For example, on October 14, 2022, President Biden signed an executive order to lower prescription drug costs for Americans. In response to this directive, the Center for Medicare and Medicaid Innovation developed new models intended to lower drug costs under federal health care programs. These models included establishing a new approach for administering outcomes-based agreements for cell and gene therapies.
Additionally, the American Rescue Plan Act of 2021 eliminated the statutory Medicaid drug rebate cap, currently set at 100% of a drug’s average manufacturer price, for single source and innovator multiple source drugs, as of January 1, 2024. This came as individual states have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.
The FDA also released a final rule, which went into effect in 2020, providing guidance for states to build and submit plans for importation of drugs from Canada. FDA and states have moved forward with implementation efforts. For example, on January 5, 2024, the FDA authorized Florida to move forward with its importation program proposal, and other states have enacted state importation laws and submitted plans for approval to the FDA. Congressional action in this space has continued into the Trump Administration with the passage of the One Big Beautiful Bill Act, signed into law on July 4, 2025, which expanded the orphan exemption in the IRA and limited the availability of Medicaid and Medicare benefits, among other actions.
The Trump Administration has also continued the prioritization of reducing drug prices and effectuating broader industry reform. Most prominently, the Trump Administration has taken various actions to facilitate most-favored-nation (“MFN”) pricing for pharmaceuticals; this concept entails pharmaceutical manufacturers selling prescription drug products at the lowest price made available for the same or equivalent product in certain comparable countries abroad. For example, on May 12, 2025, President Trump issued an Executive Order titled “Delivering Most-Favored-Nation Prescription Drug Pricing to American Patients,” which, among other things, ordered the Secretary of HHS to communicate MFN targets to pharmaceutical manufacturers, and advised of regulatory consequences if “significant progress towards most-favored-nation pricing” was not delivered. Since September 2025, the Administration has also announced its entrance into deals with pharmaceutical manufacturers to implement MFN pricing initiatives. Additionally, in November 2025, the CMS announced the GENErating cost Reductions for U.S. Medicaid (“GENEROUS”) Model, a voluntary model set to begin in 2026 to implement MFN pricing in Medicaid through states and pharmaceutical manufacturers’ entrance into supplemental rebate agreements. Under GENEROUS, participating manufacturers would provide supplemental rebates to state Medicaid agencies to approximate MFN pricing. In December 2025, CMS announced two proposed rules setting forth mandatory drug pricing models, the Global Benchmark for Efficient Drug Pricing (“GLOBE”) Model and the Guarding U.S. Medicare Against Rising Drug Costs (“GUARD”) Model, which would require the implementation of MFN pricing in Medicare Part B and Part D, respectively, through the replacement of inflation rebates under the IRA. As proposed, GLOBE and GUARD would apply to randomly selected geographic areas amounting to 25% of Medicare Part B and D beneficiaries. For these populations, pharmaceutical manufacturers would be responsible for rebates when the price at which a product is sold in the United States exceeds MFN, if the MFN rebate amount would be greater than the inflation rebate the pharmaceutical manufacturer would otherwise owe under the IRA.
We cannot predict how further developments of or changes to these laws and regulations will affect our business. The ultimate content, timing, or effect of any healthcare regulation, legislation, executive order, or other policy or the impact that the resulting changes may have on us is uncertain, but we expect there will continue to be legislative and regulatory proposals at the federal and state levels directed at containing or lowering the cost of health care.
We sell Symvess using arrangements that sometimes involve the consignment of inventory, which results in additional risk and uncertainty as to the viability of consigned inventory, inventory accounting, and tax consequences.
We sell Symvess through our own sales force. In some situations, we store consigned inventory on site in freezers at hospitals or clinic facilities. Inventory management, revenue recognition, and inventory and receivables accounting are complicated by consignment arrangements. From the revenue recognition perspective, no revenue is recognized upon the placement of inventory into consignment, as we retain title and maintain the inventory on our balance sheet. For these products, revenue is recognized when we receive appropriate notification that the product has been used in a surgical procedure. If the FDA or any other regulatory authority determines that we are unable for any reason to distribute consigned inventory, either on account of the viability of that inventory or because of the withdrawal of necessary approvals or other qualifications allowing for the distribution and sale of that inventory, the value of that inventory may have to be written off and our balance sheet adjusted accordingly. If we are unable to track and maintain proper controls related to consigned inventory, we could experience difficulty in accurately managing and accounting for these consignment arrangements and any related tax implications, which may increase our operating expenses.
Failure to comply with health and data protection laws and regulations could lead to government enforcement actions (which could include civil or criminal penalties), private litigation and adverse publicity and could negatively affect our operating results and business.
We and any potential collaborators may be subject to federal, state and foreign data protection laws and regulations (i.e., laws and regulations that address privacy and data security). In the United States, numerous federal and state laws and regulations, including federal health information privacy laws, state data breach notification laws, state privacy and health information privacy laws and federal and state consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), that govern the collection, use, disclosure and protection of health-related and other personal information could apply to our operations or the operations of our collaborators. In addition, we may obtain health information from third parties (including research institutions from which we obtain clinical trial data) that are subject to privacy and security requirements, including HIPAA. Depending on the facts and circumstances, we could be subject to civil or criminal penalties if we obtain, use, or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA.
International data protection laws, including Regulation 2016/679, known as the General Data Protection Regulation (“GDPR”), may also apply to health-related and other personal information obtained outside of the United States. The GDPR increased our responsibility and liability in relation to personal data that we process, and we may be required to put in place additional mechanisms to ensure compliance with the EU data protection rules (which also apply in the European Economic Area, or “EEA”) data protection rules. Likewise, after the United Kingdom’s (“UK”) separation from the EU, the UK retained the GDPR in UK law, which sits alongside the amended version of the Data Protection Act 2018, both of which have been recently modified by the Data (Use and Access) Act 2025. The EU adopted an adequacy decision so personal data can be transferred from the EU to the UK, which remains in force. Similarly, the UK deems transfers of personal data to the EU to be adequately protected. However, going forward, the EU and UK’s data protection rules could diverge, and data transfers may not be possible and/or new arrangements may need to be put in place. In particular, it is unclear when and to what extent the UK regime will begin diverging from the GDPR and how data transfers to and from the UK will be regulated in the future.
In addition, California enacted the California Consumer Privacy Act (“CCPA”), which creates individual privacy rights for California consumers (as defined in the law) and places increased privacy and security obligations on entities handling personal data of consumers or households, and the CCPA was supplemented by the California Consumer Rights Act (“CPRA”). There are a number of other states that have considered similar privacy proposals, with states like Virginia and Colorado, among others, enacting their own privacy laws. Some states are also considering consumer health data privacy laws, with states like Washington and Nevada enacting such laws. In addition, the use of pixels and other website technologies increasingly are attracting attention from privacy regulators and private litigants, including under theories involving federal and state wiretap laws. These privacy laws may impact our business activities and exemplify the vulnerability of our business to the evolving regulatory environment related to personal data.
Further, the U.S. Department of Justice final rule implementing Executive Order 14117 (“Preventing Access to American’s Bulk Sensitive Personal Data and United States Government-Related Data by Countries of Concern”) has taken effect, and it prohibits or restricts certain transactions involving access by “countries of concern” or “covered persons” to “government-related data” or “bulk U.S. sensitive personal data.” The final rule imposes certain diligence, security, and audit record-keeping obligations, among other requirements which could impact our business activities.
Compliance with U.S. and international data protection laws and regulations could require us to take on more onerous obligations in our contracts, restrict our ability to collect, use and disclose data, or in some cases, impact our ability to operate in certain jurisdictions. Failure to comply with U.S. and international data protection laws and regulations could result in government enforcement actions (which could include civil or criminal penalties), private litigation and adverse publicity and could negatively affect our operating results and business. Moreover, clinical trial subjects about whom we or our potential collaborators obtain information, as well as the providers who share this information with us, may contractually limit our ability to use and disclose the information. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws, or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.
We are a “smaller reporting company” within the meaning of the rules adopted by the SEC, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are a “smaller reporting company” as defined under the Exchange Act. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company for so long as (1) the market value of our common stock held by non-affiliates is less than $250 million as of the last business day of the second fiscal quarter, or (2) our annual revenues in our most recent fiscal year completed before the last business day of our second fiscal quarter are less than $100 million and the market value of our common stock held by non-affiliates is less than $700 million as of the last business day of the second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $18,400,000, after deducting the Placement Agent’s fees and the estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering to fund the commercialization of Symvess in the vascular trauma indication, the planned filing of a BLA supplement in a hemodialysis indication and related activities, including the upcoming read-out of Phase 3 results, the development of the product candidates in our pipeline and for working capital and general corporate purposes. Pending these uses, we may invest the net proceeds in short-term U.S. treasury money market mutual funds.
The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein and in the accompanying prospectus, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.
As of September 30, 2025, our historical net tangible book value (deficit) was $(4.8) million, or $(0.03) per share of common stock. Historical net tangible book value (deficit) per share represents our historical net tangible book (deficit) value divided by the 158,835,303 shares of our common stock outstanding as of September 30, 2025.
After giving effect to our issuance and sale of 25,000,000 shares of our common stock in this offering at a public offering price of $0.80 per share of common stock, and after deducting the Placement Agent’s fees and estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of September 30, 2025 would have been $13.6 million, or $0.07 per share. This represents an immediate increase in as adjusted net tangible book value (deficit) per share of $0.10 to existing stockholders and an immediate dilution of $0.73 in as adjusted net tangible book value (deficit) per share to investors purchasing common stock in this offering. Dilution per share to investors purchasing common stock in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by investors. The following table illustrates this dilution on a per share basis:
Offering price per share		$0.80
Net tangible book value (deficit) per share as of September 30, 2025	$(0.03)
Increase in net tangible book value (deficit) per share attributable to investors purchasing shares in this offering	$0.10
As adjusted net tangible book value (deficit) per share as of September 30, 2025, after giving effect to this offering		$0.07
Dilution per share to investors purchasing our common stock in this offering		$0.73
The foregoing table and calculations are based on 158,835,303 shares of common stock outstanding as of September 30, 2025, and exclude the following:
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16,537,950 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2025, at a weighted-average exercise price of $4.71 per share, under the 2015 Plan and the 2021 Plan, of which 6,677,814 options were vested as of September 30, 2025;

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5,588,506 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2025, at a weighted-average exercise price of $11.41 per share;

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2,840,910 shares of common stock issuable to an investor upon the exercise of warrants outstanding as of September 30, 2025, at an exercise price of $5.28 per share;

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1,404,494 shares of common stock issuable to an investor upon the exercise of warrants outstanding as of September 30, 2025, at an exercise price of $5.34 per share;

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8,037,751 shares of common stock reserved for future issuance as of September 30, 2025, under the 2015 Plan and the 2021 Plan;

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12,000,000 shares of common stock issuable as of September 30, 2025, pursuant to our common stock purchase agreement with Lincoln Park; and

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15,000,000 shares of our common stock issuable as contingent consideration upon the occurrence of certain triggering events in connection with our August 2021 merger with Alpha Healthcare Acquisition Corp.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of the outstanding stock options or warrants described above after September 30, 2025.
In addition, the number of shares of common stock outstanding after the offering also excludes: (i) 28,436,018 shares of common stock issued to investors on October 8, 2025; (ii) up to 28,436,018 shares of common stock issuable to investors upon the exercise of warrants issued on October 8, 2025 at an exercise price of $2.11 per share; (iii) 1,800,000 shares of common stock issuable as of December 31, 2025, pursuant to our Loan Agreement with Avenue; (iv) up to 3,935,546 shares of common stock issuable to Avenue upon the exercise of a warrant issued to Avenue on December 15, 2025 at the Avenue Warrant Price; (v) 5,725,190 shares of our common stock that were issued to the Purchasers on December 15, 2025 in connection with the termination of our prior Revenue Interest Purchase Agreement; and (vi) 4,000,000 additional shares of common stock reserved for future issuance under the 2021 Plan as of January 1, 2026.
To the extent that we issue additional shares of our common stock, outstanding options or warrants are exercised or outstanding restricted stock units vest, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that acquire our common stock in this offering and hold it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, (“the Code”) (generally, property held for investment). This discussion does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), in each case in effect as of the date of this prospectus supplement. These authorities may change or be subject to differing interpretations at any time. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the statements made and the conclusions reached in the discussion below. There can be no assurance the IRS or a court will agree with our position discussed below regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock. We cannot assure you that a change in law will not significantly alter the tax considerations described in this discussion.
This discussion does not address all U.S. federal income tax consequences that may be relevant to a Non-U.S. Holder’s particular circumstances, including the alternative minimum tax and the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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persons who have elected to mark securities to market or who hold our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, mutual funds and other financial institutions;

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corporations that accumulate earnings to avoid U.S. federal income tax;

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“qualified foreign pension funds,” or entities wholly owned by a “qualified foreign pension fund”;

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brokers, dealers or traders in securities;

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corporations that accumulate earnings to avoid U.S. federal income tax;

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tax-exempt organizations, pension plans, tax-qualified retirement plans, or governmental organizations; and

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persons deemed to sell our common stock under the constructive sale provisions of the Code.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities or arrangements so treated for U.S. federal income tax purposes) holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is, or is treated as, for U.S. federal income tax purposes:
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a non-resident alien;

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a foreign corporation (or any other foreign entity treated as a corporation for U.S. federal income tax purposes);

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an estate, the income of which is not subject to U.S. federal income taxation regardless of its source; or

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a trust that does not have in effect a valid election under the U.S. Treasury Regulations, to be treated as a United States person and either (i) no court within the United States is able to exercise primary supervision over the trust’s administration or (ii) no “United States person” (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of that trust.

Distributions on Common Stock
Distributions of cash or property on our common stock will generally constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will first constitute a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in its common stock and thereafter capital gain, which is subject to the tax treatment described below in the section entitled “— Sale or Other Taxable Disposition”.
Subject to the discussion below in the sections entitled “— Information Reporting and Backup Withholding” and “— FATCA Withholding” and the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive a reduced withholding rate, a Non-U.S. Holder must furnish a valid IRS Form W-8BEN or W-8BEN-E, as applicable, (or other applicable documentation) certifying qualification for the lower treaty rate. A Non-U.S. Holder that holds our common stock through a financial institution or other agent will be required to provide appropriate documentation to the financial institution or other agent, which then will be required to provide certification to us or our paying agent either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced income tax treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, as provided by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates that also apply to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock (including a redemption, but only if the redemption would be treated as a sale or exchange rather than a distribution for U.S. federal income tax purposes) unless:
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the gain is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis with respect to such gain in the same manner as if such holder were a resident of the United States and, if the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate under an applicable income tax treaty) on its “effectively connected” gains;
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the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder generally will be subject to U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S.-source capital losses for the year; or

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we are or have been a United States real property holding corporation (“USRPHC” as described below) at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our common stock (the “relevant period”) and the Non-U.S. Holder (i) disposes of our common stock during a calendar year when our common stock is no longer regularly traded on an established securities market or (ii) owned (actually and constructively) more than 5% of our common stock at any time during the relevant period, in which case such a Non-U.S. Holder will be subject to tax on the gain on the disposition of shares generally as if the gain were effectively connected with the conduct of a trade or business in the United States, except that the “branch profits tax” will not apply.

We believe we currently are not, and do not anticipate becoming, a USRPHC. Generally, a corporation is a USRPHC only if the fair market value of its United States real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business.
Information Reporting and Backup Withholding
Payments of dividends on our common stock and the payment of the proceeds from the sale of our common stock effected at a U.S. office of a broker generally will not be subject to backup withholding and the payment of proceeds from the sale of our common stock effected at a U.S. office of a broker will generally not be subject to information reporting, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury Regulations or otherwise establishes an exemption.
However, we are required to file information returns with the IRS in connection with any distribution on our common stock paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our common stock by a Non-U.S. Holder that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if (i) the proceeds are transferred to an account maintained by the Non-U.S. Holder in the United States, (ii) the payment of proceeds or the confirmation of the sale is mailed to the Non-U.S. Holder at a U.S. address or (iii) the sale has some other specified connection with the United States as provided in the Treasury Regulations, unless, in each case, the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the Non-U.S. Holder otherwise establishes an exemption.
In addition, a sale of our common stock will be subject to information reporting if it is effected at a foreign office of a broker that is (i) a United States person, (ii) a “controlled foreign corporation” for U.S. federal income tax purposes, (iii) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period or (iv) a foreign partnership, if at any time during its tax year (a) one or more of its partners are “U.S. persons,” as defined in the Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or (b) such foreign partnership is engaged in the conduct of a trade or business in the United States, in each case unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or an exemption is otherwise established. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a United States person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA Withholding
Sections 1471 through 1474 of the Code and the Treasury Regulations issued thereunder (commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) impose a 30% withholding tax on dividends paid on our shares to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of our shares by, a foreign entity if the foreign entity is:
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a “foreign financial institution” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

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a “non-financial foreign entity” (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

Withholding under FATCA generally applies to payments of dividends on our shares and to payments of gross proceeds from a sale or other disposition of our shares. Withholding agents may, however, rely on proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not the Company, will determine whether or not to implement gross proceeds FATCA withholding.
If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above in the section entitled “— Distributions on Common Stock,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Holders of shares should consult their own tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of the shares.
Under certain circumstances, a Non-U.S. Holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our shares.

PLAN OF DISTRIBUTION
Titan Partners Group LLC, a division of American Capital Partners, LLC has agreed to act as our sole Placement Agent in connection with this offering subject to the terms and conditions of the placement agent agreement, dated March 19, 2026, between us and the Placement Agent. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we have entered into securities purchase agreements directly with each of the investors in connection with this offering.
Delivery of the securities offered hereby is expected to take place on or about March 20, 2026, subject to satisfaction of customary closing conditions.
We have agreed to indemnify the Placement Agent against specified liabilities, including, but not limited to, liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.
Fees and Expenses
We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below. The following table shows the per share and total cash fees we will pay to the Placement Agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.
	Per Share	Total
Offering price	$0.80	$20,000,000.00
Placement Agent fees	$0.048	$1,200,000.00
Proceeds to us, before expenses	$0.754	$18,800,000.00
We have agreed to reimburse the Placement Agent at closing for legal and other expenses incurred by it in connection with this offering in an aggregate amount up to $125,000. We estimate that our total offering expenses for this offering, net of the placement agent fees, will be approximately $400,000.
The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:
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may not engage in any stabilization activity in connection with our securities; and

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may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “HUMA.”
No Sales of Similar Securities
We have agreed that, without the prior written consent of the Placement Agent, from the date hereof until 60 days after the closing of this offering, neither we nor any subsidiary will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or file any registration statement or amendment or supplement thereto, subject to certain exceptions, including filing a registration statement on Form S-8 in connection with any employee benefit plan.
This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit parties to the lock-up agreements, among other things and subject to restrictions, to: (a) make certain gifts, make transfers to a trust, make transfers by will or intestate succession, make transfers pursuant to a domestic order, divorce settlement, divorce decree or separation agreement, and make transfers by operation of law pursuant to order of a court, (b) make transfers to a corporation, limited liability company or partnership wholly owned by the party and/or any member of the party’s immediate family, provided that no public announcement or filing is made regarding such transfer during the 60-day lock-up period, (c) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any stockholder, partner, member or manager of, or owner of a similar equity interest in, the party, or to an affiliate of the party, or to an investment fund or other entity that controls or manages, is controlled by, or is under common control with the party, as the case may be, if, in any such case, such transfer is not for value, (d) if the party is a corporation, partnership, limited liability company or other business entity, make transfers in connection with the sale or transfer of all or substantially all of the party’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the party’s assets, or to another corporation, partnership, limited liability company or other business entity provided the transferee is an affiliate of the party and such transfer is not for value, (e) make transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving a change of control of us, (f) enter into transactions relating to shares of common stock or other securities convertible into or exercisable or exchangeable for common stock acquired in this offering or in open market transactions after completion of this offering, provided that no public announcement or filing is made regarding such transaction during the 60-day lock-up period, (g) establish a 10b5-1 trading plan, provided that such plan does not permit the sale of any common stock during the 60-day lock-up period, and that no public announcement or filing is made or required during such period regarding such plan, except as required pursuant to the securities laws, (h) sell shares of common stock pursuant to a 10b5-1 trading plan that has been disclosed to the Placement Agent prior to the execution of the securities purchase agreements, provided that to the extent a public announcement or filing under the Exchange Act is required, such announcement or filing will state that such sales have been executed under a 10b5-1 trading plan and (i) make transfers to us to satisfy tax withholding obligations pursuant to our equity incentive plans disclosed in this prospectus supplement.
Settlement
We expect to deliver the securities against payment therefor on or about March 20, 2026.
Other Activities and Relationships
The Placement Agent is a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Placement Agent and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Titan Partners Group LLC, a division of American Capital Partners, LLC and Titan Partners Group LLC, a division of American Capital Partners, LLC may distribute this prospectus supplement and the accompanying prospectus electronically. Titan Partners Group LLC, a division of American Capital Partners, LLC’s address is 4 World Trade Center, 29th Floor, New York, NY 10007.

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement will be passed upon for us by Covington & Burling LLP, Washington, D.C. Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C., New York, New York, is counsel for the Placement Agent in connection with this offering.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s incurrence of operating losses and negative cash flows from operations since inception as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a website at www.humacyte.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus supplement or the accompanying prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus much of the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus supplement is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus supplement and the accompanying prospectus or information incorporated by reference herein and therein, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below (File No. 001-39532 unless otherwise stated), which are considered to be a part of this prospectus supplement:
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our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025, incorporated by reference therein);

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our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025, the quarter ended June 30, 2025, filed with the SEC on August 11, 2025, and the quarter ended September 30, 2025, filed with the SEC on November 12, 2025;

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our Current Reports on Form 8-K filed with the SEC on March 25, 2025, March 26, 2025, June 11, 2025, September 18, 2025, October 7, 2025, November 26, 2025, December 15, 2025, December 15, 2025, December 16, 2025 and March 19, 2026; and

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the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed will also be incorporated by reference into this prospectus supplement and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The information contained in any such filing will be deemed to be a part of this prospectus supplement commencing on the date on which the document is filed.
Any documents incorporated by reference into this prospectus supplement are available without charge to you, upon written request by contacting our Investor Relations department at Investor Relations, Humacyte, Inc., 2525 East North Carolina Highway 54, Durham, North Carolina 27713.

PROSPECTUS
$350,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Subscription Rights
Units
From time to time, we may offer and sell up to $350,000,000 in the aggregate of the securities identified above, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti‑dilution provisions.
This prospectus describes the general terms of these securities and the general manner in which they may be offered. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the specific manner in which they may be offered. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “HUMA.” On September 17, 2025, the last reported sale price per share of our common stock was $1.53 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on Nasdaq or other securities exchange of the securities covered by the prospectus supplement.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. See “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks and uncertainties described under the caption “Risk Factors” beginning on page 7 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the documents incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 22, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”), using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may offer and sell from time to time, separately or together, any combination of our common stock, preferred stock, warrants, subscription rights, and units in one or more offerings at an aggregate offering price of up to $350,000,000. The preferred stock, debt securities, warrants, subscription rights and units may be convertible into, or exercisable or exchangeable for, our common or preferred stock or other securities issued by us.
This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “our company” and “the Company” refer to Humacyte, Inc. and its consolidated subsidiaries.
This prospectus describes the terms of this offering also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus) the statement in the document having the later date modifies or supersedes the earlier statement. The information contained in this prospectus or any free writing prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our shares of common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of information filed by us with the SEC are also available on our website at www.humacyte.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.
We have not authorized anyone to provide you with information that is different from or in addition to that contained or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus prepared by us or on our behalf. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give. We are not making an offer to sell or soliciting an offer to buy our securities under any circumstances where the offer or solicitation is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have prepared is accurate as of any date other than the respective date of each of those documents, or that any information in documents that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who obtain this prospectus and any applicable prospectus supplement should inform themselves about, and observe, any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. All forward-looking statements, expressed or implied, included herewith are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The inclusion of forward-looking information in this prospectus and the documents incorporated by reference herein should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Factors that may affect our results are disclosed in “Risk Factors” beginning on page 7 of this prospectus, and in the documents incorporated by reference into this prospectus and included or incorporated by reference in this prospectus. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed include, but are not limited to, the following:
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our plans and ability to commercialize Symvess™ (acellular tissue engineered vessel-tyod or “ATEV™”) and, if approved by regulatory authorities, our product candidates, successfully and on our anticipated timelines;

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the degree of market acceptance of and the availability of third-party coverage and reimbursement for Symvess and, if approved by regulatory authorities, our product candidates;

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our ability to manufacture Symvess and, if approved by regulatory authorities, our product candidates, in sufficient quantities to satisfy our clinical trial and commercial needs;

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the expected size of the target populations for Symvess and, if approved by regulatory authorities, our product candidates;

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the anticipated benefits of our ATEVs relative to existing alternatives;

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our assessment of the competitive landscape;

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our plans and ability to execute product development, process development and preclinical development efforts successfully and on our anticipated timelines;

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our plans, anticipated timeline and ability to file applications for, and obtain marketing approvals from, the United States Food and Drug Administration (“FDA”) and other regulatory authorities, including the European Medicines Agency, for our ATEVs and product candidates;

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our ability to design, initiate and successfully complete clinical trials and other studies for our product candidates and our plans and expectations regarding our ongoing or planned clinical trials, including for our V007 and V012 Phase 3 clinical trials;

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our ability to execute and achieve the expected benefits of our cost-saving measures and whether our efforts will result in further actions or additional asset impairment charges that adversely affect our business;

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the outcome of our ongoing discussions with the FDA concerning the design of our clinical trials;

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our anticipated growth rate and market opportunities;

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our ability to use our proprietary scientific technology platform to build a pipeline of additional product candidates;

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the characteristics and performance of our ATEVs and the public perception thereof;

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our expectations regarding our strategic partnership with Fresenius Medical Care Holdings, Inc. to sell, market and distribute our 6 millimeter ATEV for certain specified indications and in specified markets, if approved by regulatory authorities;

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the performance of other third parties on which we rely, including our third-party manufacturers, our licensors, our suppliers and the organizations conducting our clinical trials;

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our ability to obtain and maintain intellectual property protection for our product candidates as well as our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others;

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our ability to maintain the confidentiality of our trade secrets, particularly with respect to our manufacturing process;

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our compliance with applicable laws and regulatory requirements, including FDA regulations, healthcare laws and regulations, and anti-corruption laws;

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our involvement in existing or potential claims and legal and administrative proceedings, and the merits, potential outcomes and effects of both existing and potential claims and legal and administrative proceedings, as well as regulatory determinations, on our business, prospects, financial condition and results of operations;

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our ability to attract, retain and motivate qualified personnel and to manage our growth effectively;

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our estimates regarding how long our existing cash and cash equivalents will be sufficient to fund our anticipated operating expenses, capital expenditures and debt service obligations;

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our future financial performance and capital requirements, including our ability to raise additional capital in the future;

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our ability to implement and maintain effective internal controls;

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the potential liquidity and trading of our securities; and

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the impact of the overall global economy and increasing interest rates and inflation on our business.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents incorporated by reference herein.
These forward-looking statements are only predictions based on our current expectations and projections about future events and are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a competitive industry, and new risks emerge from time to time. It is not possible for the management of Humacyte to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated by reference herein may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus and the documents incorporated by reference herein.
The forward-looking statements included in this prospectus and the documents incorporated by reference herein are made only as of the date of the respective document. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We do not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in expectations, except as required by law.
You should read this prospectus, the documents that have been filed as exhibits to the registration statement of which this prospectus forms a part, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, with the understanding that the actual future results, levels of activity, performance, events and circumstances of Humacyte may be materially different from what is expected.

MARKET, INDUSTRY AND OTHER DATA
Certain information contained in this prospectus, and any applicable prospectus supplement, and the information incorporated by reference herein and therein, relates to or is based on studies, publications, surveys and other data obtained from third-party sources and Humacyte’s own internal estimates and research. While our management is responsible for the accuracy of such statement and we believe these third-party sources to be reliable as of the date of this prospectus, we have not independently verified the market and industry data contained in this prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and our securities offered by this prospectus, we refer you to the registration statement and its exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract, agreement or other document.
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a website at www.humacyte.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus much of the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference herein, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below (File No. 001-39532 unless otherwise stated), which are considered to be a part of this prospectus:
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our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025, incorporated by reference therein);

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our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025, and the quarter ended June 30, 2025, filed with the SEC on August 11, 2025;

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our Current Reports on Form 8-K filed with the SEC on March 25, 2025, March 26, 2025, June 11, 2025 and September 18, 2025; and

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the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.
Any documents incorporated by reference into this prospectus are available without charge to you, upon written request by contacting our Investor Relations department at Investor Relations, Humacyte, Inc., 2525 East North Carolina Highway 54, Durham, North Carolina 27713.

THE COMPANY
Humacyte is a commercial-stage biotechnology platform company developing universally implantable, bioengineered human tissues at commercial scale, and in the first quarter of 2025 commenced the United States commercial launch of our first FDA-approved product. We are pioneering the development and manufacture of off-the-shelf, universally implantable, bioengineered human tissues, advanced tissue constructs and organ systems with the goal of improving the lives of patients and transforming the practice of medicine. We believe our regenerative medicine technology has the potential to overcome limitations in existing standards of care and address the lack of significant innovation in products that support tissue repair, reconstruction and replacement. We are leveraging our novel, scalable technology platform to develop proprietary, bioengineered, acellular human tissues for use in the treatment of diseases and conditions across a range of anatomic locations in multiple therapeutic areas.
Our common stock is traded on Nasdaq under the symbol “HUMA.” The mailing address of our principal executive office is 2525 East North Carolina Highway 54, Durham, North Carolina 27713, and our telephone number is (919) 313-9633. Our website address is http://www.humacyte.com. The information contained in, or that can be accessed through, our website is not part of this prospectus. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC.
Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where you Can Find More Information” and “Incorporation by Reference.”
Cash Runway Statement and Our Ability to Continue as a Going Concern
Based on our current plans and excluding any contribution from external financing (including the proceeds from any securities offered under this prospectus), we believe that our available cash and cash equivalents on hand and existing capacity under our Common Stock Purchase Agreement, dated as of September 24, 2024, with Lincoln Park Capital Fund, LLC (the “Common Stock Purchase Agreement”) will be sufficient to fund our operations into August 2026.
In accordance with Accounting Standards Update 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), we are required to evaluate whether there are conditions and events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern from the issuance date, or reissuance, of our financial statements. Because our funds currently on hand and existing capacity under our Common Stock Purchase Agreement will not be sufficient to fund our operations, as currently planned, for more than one year beyond the filing date of this registration statement, we have determined that there is substantial doubt regarding our ability to continue as a going concern. If we do not raise sufficient funds through one or more offerings under this prospectus or through other means, then in connection with the future filing of our Annual Report on Form 10-K for the year ending December 31, 2025 (the “2025 Form 10-K”), we expect that we will disclose in such filing that we will not have sufficient liquidity to fund our operations for more than one year beyond the filing date of the 2025 Form 10-K. The future viability of the Company is dependent on its ability to generate cash flows from the sale of Symvess and raise additional capital to finance its operations. The Company plans to seek additional funding through private or public equity financings, debt financings, debt refinancings or restructurings, collaborations, strategic alliances, and marketing, distribution or licensing arrangements. Adequate capital may not be available to the Company when needed or on acceptable terms. If the Company is unable to raise capital, it could be forced to delay, reduce, suspend or cease certain of its planned research and development programs or any future commercialization efforts, which would have a negative impact on its business, prospects, operating results and financial condition.
RISK FACTORS
Investing in securities issued by us involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should consider carefully the risks described under the heading “Risk Factors” in the applicable prospectus supplement and in any of our filings with the SEC that are incorporated by reference therein.
USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes, including expenses related to funding research and development expenses for our clinical trials and pre-clinical studies, manufacturing and other costs associated with advancing our product candidates. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement. Pending these uses, we intend to invest the net proceeds in short-term U.S. treasury money market mutual funds.

DESCRIPTION OF COMMON STOCK
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock as set forth in the applicable prospectus supplement. The following section describes the material features and rights of our common stock, $0.0001 par value per share, and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”) and our Amended and Restated By Laws (the “Bylaws”) and applicable provisions of the Delaware General Corporation Law (“DGCL”). Each of our Charter and Bylaws is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
As of the date of this prospectus, we had authorized 350,000,000 shares of common stock, $0.0001 par value per share. As of September 9, 2025, there were 158,835,303 shares of our common stock outstanding. Our common stock is traded on Nasdaq under the symbol “HUMA.”
The Charter provides the following with respect to the rights, powers, preferences and privileges of our common stock.
Voting Rights
Holders of record of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our Charter or Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders.
Our board of directors is divided into three classes, each of which will generally serve for a term of three years with one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors.
Dividend Rights
Subject to applicable law and the rights, if any, of the holders of any series of our preferred stock then-outstanding, the holders of our common stock are entitled to receive ratable dividends when, as and if declared by our board of directors out of funds legally available therefor and will share equally on a per share basis in such dividends and distributions.
Rights Upon Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of Humacyte, the holders of shares of common stock are entitled to receive all the remaining assets of Humacyte available for distribution to its stockholders, ratably in proportion to the number of shares held by them, subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock.
Other Rights
Our stockholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK
Pursuant to the Charter, our board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of up to 20,000,000 shares of preferred stock, $0.0001 par value per share, in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights of the shares of each series and any qualifications, limitations or restrictions thereof.
We will fix the voting rights, designations, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to such series. We will file an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:
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the title and stated value;

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the number of shares offered;

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the liquidation preference per share;

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the purchase price per share;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation for dividends;

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whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of such deferral period;

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the procedures for auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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voting rights, if any, of the preferred stock;

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preemptive rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion go any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests. The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.
The laws of the State of Delaware provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes to the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.
As of the date of this prospectus, there were no shares of preferred stock outstanding.

CERTAIN ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW AND OUR CHARTER AND
BYLAWS
Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances and for three years following the date that the stockholder became an interested stockholder, as defined below, from engaging in a “business combination” with:
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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
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our board of directors approves the transaction that made the stockholder an interested stockholder, prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the transaction is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least 66 2∕3% of the outstanding voting stock not owned by the interested stockholder.

Classified Board of Directors
Our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our Charter provides that the authorized number of directors may be changed only by resolution of the board of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 66 2∕3% of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.
Authorized but Unissued Shares
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Stockholder Action and Special Meetings
Our Charter provides that any action required or permitted to be taken by the stockholders of the Company must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders. Our Charter further provides that meetings of stockholders of the Company may be called only by the Chairman of the board of directors, the Chief Executive Officer of the Company, or the board of directors pursuant to a resolution adopted by a majority of thereof, and that the ability of the stockholders of the Company to call a special meeting is specifically denied.

Exclusive Forum Selection
Our Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty, arising pursuant to any provision of the DGCL, Charter or Bylaws, or governed by the internal affairs doctrine, may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (i) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (ii) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (iii) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Charter.
This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. We cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.
Our Charter provides that the exclusive forum provision is applicable to the fullest extent permitted by applicable law. Notwithstanding the foregoing, the choice of forum provision will not apply to claims brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

DESCRIPTION OF DEBT SECURITIES
We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidences of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture between us and a trustee to be specified in an accompanying prospectus supplement. Subordinated debt securities will be issued under a subordinated indenture between us and a trustee to be specified in an accompanying prospectus supplement. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities that we may offer from time to time.
The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. Therefore, you should carefully consider the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. In this description of the debt securities, the words “Humacyte,” “we,” “us” or “our” refer only to Humacyte, Inc. and not to our subsidiary, unless we otherwise expressly state or the context otherwise requires.
General
Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.
We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.
The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, including:
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the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

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the offering price;

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the person who will be entitled to receive interest, if other than the record holder on the record date;

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the maturity date or dates;

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the interest rate or rates, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

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the place or places where payments of principal and interest may be made;

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any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

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if issued other than in denominations of $1,000 or any multiple of $1,000, the denominations in which the debt securities shall be issuable;

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if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

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if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or a holder may elect payment to be made in a different currency and the designation of the original currency determination agent;

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the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

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if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

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if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

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any conversion or exchange provisions;

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whether the debt securities will be issuable in the form of a global security;

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any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated Debt Securities”;

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any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

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any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

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any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

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any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

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any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.
Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.
Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any partial redemption of debt securities of any series, we will not be required to:
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issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Under any indenture, we will initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Conversion or Exchange
If any debt securities being offered are convertible into or exchangeable for our common stock or other securities, the relevant prospectus supplement will set forth the terms of conversion or exchange. Those terms will include whether conversion or exchange is mandatory, at the option of the holder or at our option, and the number of shares of common stock or other securities, or the method of determining the number of shares of common stock or other securities, to be received by the holder upon conversion or exchange. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
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be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

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be deposited with the depositary or nominee or custodian; and

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bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
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the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

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an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

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any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:
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entitled to have the debt securities registered in their names;

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entitled to physical delivery of certificated debt securities; or

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considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.
Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agents
Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.
We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:
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10 business days prior to the date the money would be turned over to the applicable state; or

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at the end of two years after such payment was due, will be repaid to us thereafter. The holder may look only to us for such payment.

No Protection in the Event of a Change of Control
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.
Covenants
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.
Consolidation, Merger and Sale of Assets
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any entity, unless:
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the successor entity, if any, is a corporation, limited liability company, partnership, trust or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

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the successor entity assumes our obligations on the debt securities and under the applicable indenture;

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immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

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certain other conditions specified in the indenture are met.

Events of Default
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the following will be events of default for any series of debt securities under the indentures:
(1)
we fail to pay any interest on any debt security of that series when it becomes due and we subsequently fail to pay such interest for 30 days;

(2)
we fail to pay principal of or any premium on any debt security of that series when due;

(3)
we fail to deposit any sinking fund payment when due;

(4)
we fail to perform any other covenant in the applicable indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)
certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.
The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.
Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.
If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable without any declaration or other action on the part of the trustee or any holder. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”
After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.
Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:
(1)
the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)
the holders of at least 25%, with respect to senior debt securities, and a majority, with respect to subordinated debt securities, in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in clauses (1) through (3) above.
We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.
Modification and Waiver
Unless we indicate otherwise in a prospectus supplement, we and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.
We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:
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providing for our successor to assume the covenants under the indenture;

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adding covenants or events of default;

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making certain changes to facilitate the issuance of the securities;

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securing the securities, including provisions relating to the release or substitution of collateral;

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providing for guaranties of, or additional obligors on, the securities;

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providing for a successor trustee or additional trustees;

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curing any ambiguities or inconsistencies;

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permitting or facilitating the defeasance and discharge of the securities; and

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other changes specified in the indenture.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:
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change the stated maturity of any debt security;

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reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

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reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

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change the place of payment or the currency in which any debt security is payable;

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impair the right to enforce any payment after the stated maturity or redemption date;

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if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

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adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

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change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance
We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.
Each indenture contains a provision that permits us to elect either or both of the following:
(1)
We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

(2)
We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.
“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:
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direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof;

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obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof; or

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any depository receipt issued by a bank as custodian with respect to any obligation specified in the first two bullet points and held by such bank for the account of the holder of such deposit any receipt, or with respect to any such obligation which is so specified and held.

Notices
Notices to holders will be given by mail to the addresses of the holders in the security register.
Governing Law
The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.
No Personal Liability of Directors, Officers, Employees and Shareholders
No incorporator, shareholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.
Regarding the Trustee
The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.
The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.
The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.
Subordinated Debt Securities
The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.
The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, of all senior debt, including any senior debt securities, in cash or other payment satisfactory to the holders of senior debt.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.
In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.
In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.
We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.
Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:
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a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

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a nonpayment default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

We may and shall resume payments on the subordinated debt securities:
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in case of a payment default, when the default is cured or waived or ceases to exist; and

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in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may start on the basis of a nonpayment default unless at least 365 days have elapsed from the initial effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.
As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.
The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under “Satisfaction and Discharge; Defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.
If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.
Senior debt securities will constitute senior debt under the subordinated indenture.
Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.
Definitions
“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.
“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:
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our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

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all of our obligations for borrowed money;

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all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

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our obligations:

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as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

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as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

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all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

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all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

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all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

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all obligations of the type referred to in the above clauses of another person and all dividends of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

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renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable in connection with, our indebtedness. Senior debt shall not include:
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any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•
debt to any of our subsidiaries.

“Subsidiary” means an entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests to us which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock or debt securities and be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such securities or each principal amount of such security;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the date on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreements and warrants may be modified;

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a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any offering of subscription rights will include specific terms relating to the offering, including:
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the price, if any, for the subscription rights;

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the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

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the number of subscription rights to be offered to each shareholder;

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the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any other terms of the subscription rights, including the procedures and limitations relating to the exchange and exercise of the subscription rights;

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the dates on which the right to exercise the subscription rights shall commence and expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

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if applicable, the material terms of any standby underwriting or purchase arrangement that we may enter into in connection with the offering of subscription rights.

The preceding summary of the terms of the subscription rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the subscription rights being offered, as well as any applicable subscription rights certificate and the terms of the securities to which the subscription rights relate. Therefore, you should carefully consider the actual provisions of the subscription right, and subscription agreement and the applicable securities.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
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the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions (or in any combination) at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to the prevailing market price; or

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negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:
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the public offering price;

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the names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them, if any;

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any delayed delivery arrangements;

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the proceeds from the sale of securities to us and the use of proceeds from the sale of the securities;

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any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;

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any discounts or concessions allowed or re-allowed or repaid to dealers;

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estimated offering expenses; and

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the securities exchanges on which the securities will be listed, if any.

We may grant underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.
Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on Nasdaq, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.
We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.
Sales Through Underwriters, Dealers or Agents; Direct Sales
If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price for the securities and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.
If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.
If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved.
We are not making an offer of securities in any state that does not permit such an offer. If we sell securities through dealers or agents, or directly, the terms of any such sales will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.
Market Making, Stabilization and Other Transactions
Each issue of a new series of securities, other than issuances of our common stock, will not have an established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on Nasdaq. We can provide no assurance as to whether any of our securities will have a liquid trading market.
In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement and in accordance with applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or delaying a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or delaying a decline in the market price of our securities. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.
Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.
Derivative Transactions and Hedging
We, the underwriters or other agents engaged by us may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic Auctions
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system, which we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be a customer of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.
The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.
Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available. We are not making an offer of securities in any state that does not permit such an offer.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Covington & Burling LLP, Washington, D.C. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s incurrence of operating losses and negative cash flows from operations since inception as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS SUPPLEMENT
25,000,000 Shares
Common Stock

Sole Placement Agent
Titan Partners
a division of American Capital Partners
March 19, 2026